 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant's telephone number including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Charter Amendment

On May 18, 2020, Kite Realty Group Trust (the “Company”) filed Articles of Amendment (the “Charter Amendment”) to its Articles of Amendment and Restatement of Declaration of Trust (as amended, the “Charter”) with the Maryland State Department of Assessments and Taxation to provide that the Company’s Bylaws may be amended by the Board of Trustees or by the Company’s shareholders upon an affirmative vote of a majority of all votes entitled to be cast on the matter at a meeting of shareholders duly called and at which a quorum is present. As disclosed below, the Charter Amendment was approved by the shareholders of the Company at the Company’s 2020 annual meeting of shareholders held on May 14, 2020. The Charter Amendment becomes effective upon acceptance by the Maryland State Department of Assessments and Taxation.

Bylaw Amendment

In connection with the Charter Amendment, the Board of Trustees (the “Board”) of the Company approved and adopted an amendment (the “Bylaw Amendment”) to the Company’s Second Amended and Restated Bylaws (as amended, the “Bylaws”). Article XIII of the Bylaws was amended to provide that the Company’s Bylaws may be amended by the Board of Trustees or by the Company’s shareholders upon an affirmative vote of a majority of all votes entitled to be cast on the matter at a meeting of shareholders duly called and at which a quorum is present. The Bylaw Amendment becomes effective upon the effectiveness of the Charter Amendment.

The foregoing summaries of the Charter Amendment and the Bylaw Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter Amendment and the Bylaw Amendment, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2020 annual meeting of shareholders of the Company took place on May 14, 2020. At the meeting, shareholders voted on the election of nine nominees for the Company’s Board of Trustees to serve one-year terms expiring at the 2021 annual meeting of shareholders. The shares voted for, against, and abstaining as to each nominee were as follows:

Nominee	For	Against	Abstain
John A. Kite	66,998,586	2,677,218	257,307
William E. Bindley	67,480,646	2,426,474	25,991
Victor J. Coleman	69,198,978	690,014	44,119
Lee A. Daniels	68,975,616	931,504	25,991
Christie B. Kelly	69,120,403	771,342	41,366
David R. O’Reilly	68,928,154	979,064	25,892
Barton R. Peterson	68,393,722	1,513,398	25,991
Charles H. Wurtzebach	69,042,402	864,917	25,792
Caroline L. Young	69,625,346	284,537	23,228

*	There were a total of 5,768,065 Broker Non-Votes for each trustee nominee.

At the annual meeting, the shareholders voted on a non-binding resolution to approve the compensation of the Company’s executive officers. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Advisory vote on executive compensation	68,756,646	1,062,018	114,447

*	There were a total of 5,768,065 Broker Non-Votes related to the advisory vote on executive compensation.

At the annual meeting, the shareholders voted to ratify the appointment of KPMG LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020	75,032,644	622,296	46,236

At the annual meeting, the shareholders voted to approve the Charter Amendment. The shares voted for, against, and abstaining on this proposal were as follows:

	For	Against	Abstain
Approval of the Charter Amendment	69,587,037	287,745	58,329

*	There were a total of 5,768,065 Broker Non-Votes related to the vote to approve the Charter Amendment.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Amendment and Restatement of Declaration of Trust of Kite Realty Group Trust, as supplemented and amended
3.2	Second Amendment to the Second Amended and Restated Bylaws of Kite Realty Group Trust, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 20, 2020	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel,
and Corporate Secretary

EXHIBIT INDEX

Exhibit	Document
3.1	Articles of Amendment to the Articles of Amendment and Restatement of Declaration of Trust of Kite Realty Group Trust, as supplemented and amended
3.2	Second Amendment to the Second Amended and Restated Bylaws of Kite Realty Group Trust, as amended